EXHIBIT 5.1
August 7, 2009

Greatbatch, Inc.
10000 Wehrle Drive
Clarence, New York 14031

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8 (File No. 333- )

We are delivering this opinion at your request in connection with the registration by Greatbatch, Inc. (the “Company”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), of 1,350,000 shares of the Company’s Common Stock with a par value of $0.001, (the “Shares”), for issuance and sale pursuant to the above-referenced registration statement (the “Registration Statement”) under the Company’s 2009 Stock Incentive Plan (the “Plan”).

The opinion set forth in this letter is based upon (1) our review of (a) the Registration Statement, (b) the Plan, (c) originals, or copies authenticated to our satisfaction, of the Company’s Certificate of Incorporation, as amended and restated, its By-laws, as amended, and records of certain of its corporate proceedings and (d) such other certificates, opinions and instruments as we have deemed necessary (items 1(a) through (d) being collectively the “Reviewed Documents”) and (2) our review of such published sources of law as we have deemed necessary.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as the date made of each statement as to any factual matter contained in any of the Reviewed Documents, (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to us as a copy and the authenticity of the original of each of the Reviewed Documents submitted to us as a copy and (d) that, when issued in accordance with the Plan, appropriate certificates complying with applicable law evidencing the Shares will be properly executed or the Shares will be uncertificated shares complying with applicable law.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours, HODGSON RUSS LLP
By:	/s/ John J. Zak
John J. Zak